ESTERLINE TECHNOLOGIES CORPORATION
           Computation of Basic and Diluted Earnings Per Common Share
           For the Three and Six Months Ended April 30, 1998 and 1997
                                  (Unaudited)
                    (In thousands, except per share amounts)

                                                           Three Months Ended       Six Months Ended
                                                                April 30,               April 30,
                                                          --------------------    --------------------
                                                            1998        1997        1998        1997
                                                          --------    --------    --------    --------

Basic:
------

Net Earnings                                              $  7,912    $  6,602    $ 12,748    $ 10,361
                                                          ========    ========    ========    ========

Weighted Average Number of Common Shares Outstanding        17,287      17,058      17,287      17,042
                                                          ========    ========    ========    ========

Net Earnings per Common Share - Basic                     $    .46    $    .39    $    .74    $    .61
                                                          ========    ========    ========    ========

Diluted:
--------

Net Earnings                                              $  7,912    $  6,602    $ 12,748    $ 10,361
                                                          ========    ========    ========    ========

Weighted Average Number of Common Shares Outstanding        17,287      17,058      17,287      17,042

Net Shares Assumed to be Issued for Stock Options              450         502         429         520
                                                          --------    --------    --------    --------

Weighted Average Number of Common Shares and Common
 Equivalent Shares Outstanding                              17,737      17,560      17,716      17,562
                                                          ========    ========    ========    ========

Net Earnings per Common Share - Diluted                   $    .45    $    .38    $    .72    $    .59
                                                          ========    ========    ========    ========


All per share data reflect the two-for-one stock split for shareholders of record on March 31, 1998 and effective April 20, 1998.